Exhibit 10.78

ABOVENET, INC.

RESTRICTED STOCK UNIT AGREEMENT

AboveNet, Inc. (“Company”) hereby grants to the Participant named below a Restricted Stock Unit award (“Award”), each Restricted Stock Unit (“Restricted Stock Unit” or “RSU”) representing the right to receive one share of common stock of the Company, par value $0.01 per share (“Stock”), in accordance with and subject to the terms and restrictions of this Agreement (“Agreement”) and the AboveNet, Inc. 2011 Equity Incentive Plan (“Plan”), which is incorporated by reference and made a part of this Award. This is the first page of the Agreement, which describes in detail your rights with respect to the Restricted Stock Units granted to you hereby and which constitutes a legal agreement between you and the Company. Capitalized terms not defined in this Agreement shall have the meanings given in the Plan.

1.	Participant Name and Address:	Richard Shorten
Silvermine Capital Resources, LLC,
694 Weed Street
New Canaan, CT 06840

2.	Award Date:	December 1, 2011

3.	Number of Restricted Stock Units:	3,000

4.	Vesting Date(s):	1,000 on November 16, 2012

1,000 on November 16, 2013

1,000 on November 16, 2014

By electronically acknowledging and accepting this Award within 30 days after the date of the electronic mail notification to the Participant of the grant of this Award (“Email Notification Date”) or by accepting in paper form and delivering the executed Award agreement to the Company within the same timeframe, the Participant agrees to be bound by the terms and conditions herein, the Plan, and any and all conditions established by the Company in connection with Awards issued under the Plan, and further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company. If the Participant fails to accept this Award within 30 days of the Email Notification Date, the Award will be cancelled and forfeited. The Participant acknowledges receipt of a copy of the Plan.

IN WITNESS WHEREOF, AboveNet, Inc. and the Participant agree to be bound by the terms and provisions of this Agreement, as of the date noted below.

PARTICIPANT	ABOVENET, INC.

/s/ Richard Shorten, Jr.	By:	/s/Robert Sokota
Richard Shorten, Jr.		Robert Sokota, SVP and General Counsel

Date:	Date:

(Please sign, date and return this page)

*Note: This Agreement is not valid unless signed by you and an Executive Officer of the Company.

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ARTICLE I

RESTRICTED STOCK UNITS

Section 1.1. Vesting. Subject to the terms and conditions of this Award, your Restricted Stock Units will vest on the conclusion of each vesting period ending on the vesting date(s) indicated on page one of this Agreement and the Company will deliver to you the number of shares of Stock underlying your vested Restricted Stock Units on such vesting date(s), provided that you remain in the continuous service of the Company until each respective vesting date.

Section 1.2. Termination of Service. If your service with the Company terminates due to:

(a) your death, any portion of the Award that remains unvested on such termination date will be fully vested as of your termination date; or

(b) any reason other than those identified in paragraph (a), any Restricted Stock Units that have not vested in accordance with Section 1.1 as of your termination date shall be forfeited and you shall have no rights thereunder or hereunder.

Section 1.3. Change in Control. In the event of a Change in Control (as defined in the Plan), your Restricted Stock Units under this Agreement will automatically vest to the extent not then vested. The shares of Stock underlying the Restricted Stock Units shall be distributed upon the Change in Control.

ARTICLE II

RIGHTS AND SETTLEMENT

Section 2.1. Rights as a Stockholder. Your Restricted Stock Units will not give you any right to vote on any matter submitted to the Company’s stockholders. You will have voting rights with respect to the shares of Stock that underlie your Restricted Stock Units only after the shares have actually been issued to you. You will have no other rights of a stockholder with respect to the RSUs evidenced by this Agreement unless and until the shares of Stock underlying the Restricted Stock Units are issued and delivered to you under this Agreement

Section 2.2. Restrictions on Transferability. You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Restricted Stock Units. Any attempt to effect any of the preceding in violation of this Section 2.2, whether voluntary or involuntary, will be void.

Section 2.3. Settlement; Payment in respect of Your Restricted Stock Units. In the event of your death, the Company will deliver to you within 30 days of such event the number of shares of Stock then underlying your fully vested Restricted Stock Unit Award and on a Change in Control the Company will deliver to you the number of shares of Stock then underlying your fully vested Restricted Stock Unit Award upon the Change of Control.

Section 2.4. Adjustment Due to Change in Capitalization. If any adjustment in the Company’s capitalization occurs before all of the Restricted Stock Units are settled pursuant to Section 2.3, the number of shares of Stock underlying each remaining Restricted Stock Unit shall be appropriately and equitably adjusted to the extent provided in the Plan.

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 ARTICLE III

ADMINISTRATION

Section 3.1. Administration. The Committee is authorized to interpret your Award and this Agreement and to make all other determinations necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Agreement shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Tax Withholding. The Company’s obligation to deliver shares of Stock underlying your Restricted Stock Units shall be subject to your payment of any applicable federal, state and local withholding taxes. If applicable, you must remit in cash an amount sufficient to satisfy the amount due for employment taxes and the statutory minimum Federal, state and local income taxes (the “Tax Liability”) attributable to your Award on the date that the Stock underlying your Restricted Stock Units is delivered or as otherwise required by applicable law. Alternatively, in the cases set forth in Section 4.5(b), you may elect to have shares of Stock deliverable in respect of your Award withheld by the Company, or to deliver to the Company previously acquired Stock, in both cases, having a fair market value sufficient to satisfy your Tax Liability.

Section 4.2. IRC Section 409A. Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this agreement comply with Section 409A of the Code, and all regulations or other guidance issued thereunder, and this agreement and the payments of any benefits hereunder will be operated and administered accordingly. However, neither the Company nor the Committee shall have any liability to any person in the event Section 409A of the Code applies to this award or any payments hereunder in a transaction that result in adverse tax consequences to the Award holder or any beneficiaries or transferees.

Section 4.3. Requirements of Law. The granting of your Award and the issuance of Stock underlying your RSUs will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 4.4. No Impact on Benefits. Your Award will not be compensation for purposes of calculating your rights under any employee benefit plan, unless otherwise specifically provided in such other plans.

Section 4.5. Securities Law Compliance; Put Right.

(a) The Company shall have the authority to determine the instruments by which your Award shall be evidenced. Instruments evidencing your Award may contain such other provisions as the Company deems advisable. The undersigned understands that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Plan and the shares covered by this Agreement. The Company will endeavor to keep such registration statement effective, but in the event the Company notifies you that such registration statement is not then effective, you agree to refrain from sales of shares of Stock until such time as the Company advises you that such registration statement has become effective.

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(b) In the event that on the date of delivery of shares of Stock underlying your Restricted Stock Unit, any of the following shall be true (i) the shares of Stock underlying your Restricted Stock Units may not be sold by you at such time under Rule 144 of the Securities Act, or pursuant to a currently effective registration statement under the Securities Act, (ii) you are unable to sell the shares of Stock underlying your Restricted Stock Units due to any Company imposed trading restriction or you otherwise are in possession of material, non-public information regarding the Company or its securities or (iii) the Stock is not listed on a national stock exchange, the Company shall be obligated, following notice from you as provided below, to repurchase such number of shares of Stock at the Fair Market Value of the Stock on the date of such repurchase as required to meet the Company’s required minimum tax withholding with respect to the shares of Stock delivered pursuant to your Restricted Stock Unit (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes, that are applicable to such supplemental taxable income). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the shares of Stock underlying your Restricted Stock Units is greater than the Fair Market Value as determined under the Plan and you have incurred additional liability for income taxes, the Fair Market Value for purposes of this subparagraph (b) shall be increased to the value determined by the Internal Revenue Service.  You must give your notice to the Company of your election to exercise the right to require the Company to repurchase a portion of the shares of Stock underlying your Restricted Stock Units not less than two (2) business days before the delivery date.  In the event you do not exercise such right, you shall be deemed to have elected to forego such right

Section 4.6. Trading Window Periods. By entering into this Agreement you expressly agree that: (i) during all periods of your service with the Company or its affiliates, or while you are otherwise maintained on the payroll of the Company or its affiliates, you agree to abide by all Company securities trading policies, including adherence to any trading “window” periods with respect to purchases or sales of Company stock and (ii) upon any cessation or termination of your service with the Company and its affiliates for any reason, you agree that for a period of three (3) months following the effective date of any such termination or cessation of your service or, if later, for a period of three (3) months following the date as of which you are no longer on the payroll of the Company and its affiliates, you agree to continue to abide by all such policies and trading windows established from time to time by the Company.

Section 4.7. Binding Effect. This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns. This Agreement may be assigned by the Company.

Section 4.8. Entire Agreement. This Agreement, including the Cover Page and the Plan, contains the entire Agreement and all terms between you and the Company with respect to this Award, and there are no other understandings, warranties or representations with respect to this Award.

Section 4.9. No Right to Employment. Nothing in this Agreement gives you the right to continue working for or with the Company nor changes the right which the Company has to terminate or change the terms of your employment or service at any time.

Section 4.10. Governing Law/Jurisdiction. This Agreement and your Award shall be governed by the laws of the State of Delaware (other than its conflict of law principles).

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Section 4.11. Conflict. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control. Headings contained herein are intended for reference only and shall not affect the interpretation hereof.

Section 4.12. Amendment. This Agreement cannot be changed or terminated orally. The Company at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights under this Agreement shall not be impaired by any such amendment without your written consent, unless such action is necessary to comply with any applicable law, regulation or rule.

Section 4.13. Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the Company at Attn: Robert Sokota, SVP, General Counsel, 360 Hamilton Avenue, White Plains, NY 10601 or to you at the address set forth on page one of this Agreement or at the e-mail address maintained for you by the Company, or at such other address as you or the Company may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan document, Plan prospectus, Award Agreement and proxy statements and financial reports of the Company (including any filings with the Securities and Exchange Commission), may be delivered to you electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b) Consent to Electronic Delivery. You hereby consent to the electronic delivery of the documents identified in this Section. You may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail.

Section 4.14. Data Privacy Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Stock held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to an Award. You understand that you may, at any time, view such Data and request any necessary correction to such Data.

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